SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2011

MOKITA, INC.
 (Exact name of Company as specified in its charter)

Nevada	333-167275	46-0525378
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
13230 SW 146 Street Miami, FL 33186
(Address of principal executive offices)
Phone: (305) 772-8678
(Company’s Telephone Number)

11420-142 Street NW
Edmonton, AB T5M – 1V1
Phone:  (780) 708-4962
(Former name or former address, if changed since last report)

Copy of all Communications to:
Carrillo, Huettel & Zouvas, LLP
3033 Fifth Avenue, Suite 400
San Diego, CA 92103
Phone: 619.546.6100
Fax: 619.546.6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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MOKITA, INC.
Form 8-K
Current Report

ITEM 3.02.                      UNREGISTERED SALES OF EQUITY SECURITIES

The following table sets forth, as of February 28, 2011, the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and dispositive power with respect to such shares of common stock. As of the date of this Current Report, there are 4,800,000 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership
Directors and Officers:

Irma N. Colón-Alonso(1) 13230 SW 146 Street Miami, FL 33186	1,500,000	31.25%
All executive officers and directors as a group (1 person)	1,500,000	31.25%

(1)	Irma N. Colón-Alonso acquired these shares on February 28, 2011 in a private transaction from Brent Willward, our former sole officer and director.

ITEM 5.01.                      CHANGES IN CONTROL OF REGISTRANT

On February 28, 2011, Irma N. Colón-Alonso acquired control of one million five hundred thousand (1,500,000) shares of the Company’s issued and outstanding common stock of the Company, representing approximately 31.25% of the Company’s total issued and outstanding common stock, from Brent Millward in accordance with a stock purchase agreement between Mr. Millward and Ms. Colón-Alonso (the “Stock Purchase Agreement”).  Pursuant to the Stock Purchase Agreement, Ms. Colón-Alonso paid an aggregate purchase price of one hundred and one thousand, eight hundred and ninety seven dollars ($101,897) to Mr. Millward in exchange for the shares.

As part of the acquisition the following changes to the Company's directors and officers have occurred:

•
Brent Millward resigned as the sole member of the Company’s Board of Directors and as the Company’s Chief Executive Officer/President, Chief Financial Officer/Treasurer, and Secretary effective March 3, 2011.

•
As of March 3, 2011, Irma N. Colón-Alonso was appointed as the sole member of the Company’s Board of Directors and as the Company’s Chief Executive Officer/President, Chief Financial Officer/Treasurer, and Secretary.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Mr. Brent Millward resigned from all positions with the Company effective as of March 3, 2011, including the sole member of the Company’s Board of Directors and the Company’s Chief Executive Officer/President, Chief Financial Officer/Treasurer, and Secretary.  The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On March 3, 2011, Irma N. Colón-Alonso was appointed as the sole member of the Company’s Board of Directors and as the Company’s Chief Executive Officer/President, Chief Financial Officer/Treasurer, and Secretary.

The biography for Ms. Colón-Alonso is set forth below:

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IRMA N. COLÓN-ALONSO.  Irma N. Colón-Alonso is the sole member of the Company’s Board of Directors and the Company’s Chief Executive Officer/President, Chief Financial Officer/Treasurer, and Secretary.  During the past seven years, Ms. Colón-Alonso has gained significant administrative, financial and legal experience as a Legal Assistant and Office Manager for the Law Offices of Howard Hochman, where she was responsible for managing the firm’s billing and business accounts, supervising personnel and providing legal services to the firm. Further, she developed extensive business and marketing knowledge while working as an Account Executive for Transworld Systems, where she helped generate new clients, market the company’s services, and participate in sales transactions.  Additionally, she has achieved over five years of broad management experience working for MetDisability as a Disability Claims Manager and Oglethorpe University as a Territory Manager.  Ms. Colón-Alonso was appointed as sole officer and director of the Company due to her strong business education and many years of experience in marketing and finance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOKITA, INC.
Date: March 23, 2011	By: /s/ Irma N. Colón-Alonso
Irma N. Colón-Alonso
Chief Executive Officer, President & Director

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